UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2025

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a Credit Agreement, dated July 15, 2014, as amended (the “Credit Agreement”), by and among Ciena Corporation (“Ciena”), the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), Ciena maintained a senior secured term loan with an outstanding aggregate principal amount as of January 17, 2025 of approximately $1.16 billion and maturing on October 24, 2030 (the “Existing Term Loan”).

On January 17, 2025 (the “Closing Date”), Ciena, as borrower, and Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC and Blue Planet Software, Inc., as guarantors, entered into a Refinancing Amendment to Credit Agreement with the lenders party thereto and the Administrative Agent (the “Amendment”), pursuant to which Ciena incurred a new single tranche of senior secured term loans in an aggregate principal amount of approximately $1.16 billion (the “2025 Term Loan”). The proceeds of the 2025 Term Loan, together with cash on hand, were used to refinance in full the Existing Term Loan, including accrued interest, and pay transaction fees and expenses. The Amendment amends the Credit Agreement and provides that the 2025 Term Loan will, among other things:

•	mature on October 24, 2030;

•	amortize in equal quarterly installments in aggregate amounts equal to approximately 0.25% of the principal amount of the 2025 Term Loan as of the Closing Date, with the balance payable at maturity;

•

be subject to mandatory prepayment upon the occurrence of certain specified events substantially similar to the Existing Term Loan, including upon the occurrence of certain specified events such as asset sales, debt issuances, and receipt of annual Excess Cash Flow (as defined in the Credit Agreement);

•

bear interest, at Ciena’s election, at a per annum rate equal to (a) SOFR (subject to a floor of 0.00%) plus an applicable margin of 1.75%, or (b) a base rate (subject to a floor of 1.00%) plus an applicable margin of 0.75%;

•

be repayable at any time at Ciena’s election, provided that repayment of the 2025 Term Loan with proceeds of certain indebtedness prior to July 17, 2025 will require a prepayment premium of 1% of the aggregate principal amount of such prepayment; and

•	except as described above or otherwise set forth in the Amendment, have identical terms as the Existing Term Loan.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Document

10.1	Refinancing Amendment to Credit Agreement, dated January 17, 2025, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: January 21, 2025	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
Senior Vice President, General Counsel and Acting Chief People Officer